Exhibit 10.4

THIRD AMENDMENT TO PURCHASE AGREEMENT

This THIRD AMENDMENT TO THE PURCHASE AGREEMENT (the “Third Amendment”) is dated effective as of October 29, 2026 (the “Third Amendment Effective Date”), by and between Kairos Pharma, Ltd., a Delaware corporation (the “Company”) and Helena Global Investment Opportunities I Ltd. (the “Investor”) (individually, as a “Party” and collectively as the “Parties”).

RECITALS

WHEREAS, the Company and the Investor are parties to that certain Purchase Agreement, dated as of November 12, 2024, as amended by that certain Amendment to Purchase Agreement dated effective as of February 4, 2026 (the “First Amendment”), and as further amended by that certain Second Amendment to Purchase Agreement dated effective as of October 26, 2026 (the “Second Amendment”) (as further amended, modified, supplemented, extended, renewed, restated or replaced from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, the Parties desire to further amend the Purchase Agreement to extend its term to December 31, 2028; and

WHEREAS, in connection with the foregoing, the Parties have agreed to amend the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Third Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Third Amendment shall have the same meaning ascribed to them in the Purchase Agreement, except as otherwise specifically set forth herein.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Third Amendment and the terms and provisions of the Purchase Agreement, the terms and provisions of this Third Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Amendment to Section 11.02(a). Section 11.02(a) of the Purchase Agreement is hereby amended by deleting the words “the first day of the month next following the 36-month anniversary of the date hereof” in clause (i) thereof and replacing them with the words “December 31, 2028”, such that Section 11.02(a) reads in its entirety as follows:

“a. Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) December 31, 2028 or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Common Stock equal to the Commitment Amount.”

5. Extended Term. For the avoidance of doubt, as a result of the amendment set forth in Section 4 of this Third Amendment, unless earlier terminated in accordance with Section 11.02 of the Purchase Agreement, the Purchase Agreement shall terminate automatically on December 31, 2028, and the Commitment Period shall continue until such date.

6. Not a Novation. This Third Amendment is a modification of the Purchase Agreement only and not a novation.

7. Effect on Agreement and Transaction Documents. Except as expressly amended by this Third Amendment, all of the terms and provisions of the Purchase Agreement (including the First Amendment and the Second Amendment) and the Transaction Documents shall remain and continue in full force and effect after the execution of this Third Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

8. Execution. This Third Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Third Amendment. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Third Amendment as of the day and year first above written.

COMPANY:		INVESTOR:

KAIROS PHARMA, LTD.		HELENA GLOBAL INVESTMENT OPPORTUNITIES I LTD.

By:	/s/ John S. Yu	By:	/s/ Jeremy Weech
Name:	John S. Yu, MD	Name:	Jeremy Weech
Title:	Chief Executive Officer	Title:	Managing Partner

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